UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 2, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD
On February 2, 2015, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE), issued a release announcing that it has acquired a portfolio of mixed use properties located across the United Kingdom. A copy of the release is furnished herewith as Exhibit 99.1. Kennedy-Wilson Holdings, Inc. (the “Company”) currently owns approximately 14.9% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.
The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
ITEM 8.01. OTHER EVENTS
As previously reported on current report on Form 8-K of the Company filed on December 22, 2014, KWE entered into an agreement to purchase a portfolio of 180 mixed used properties located across the United Kingdom (“Portfolio”) from multiple receivers on behalf of Aviva Commercial Real Estate Finance (“Aviva”). The purchase price, which was determined through negotiations between KWE and the seller, was approximately £503 million (approximately $758 million).
On January 30, 2015, KWE closed the acquisition of 163 of the 180 properties under contract for a purchase price of approximately £444 million (approximately $669 million).  The closing of the acquisition of the balance of the portfolio under contract (17 properties for a total of approximately £59 million (approximately $89 million)) is scheduled to take place on a staggered basis during the next 12 months as various conditions under the purchase agreement are satisfied. The purchase was funded from KWE’s cash resources and a new approximately £352 million (approximately $530 million) loan provided by Aviva that is secured (entered into simultaneously with the acquisition) by the relevant properties in the Portfolio. There are no material relationships between KWE and the seller or the Company and the seller.
The Company currently owns approximately 14.9% of the total issued share capital of KWE. Due to the terms provided in the investment management agreement and the Company’s equity ownership interests in KWE, pursuant to the guidance set forth in Financial Accounting Standards Board Accounting Standards Codification Subtopic 810 – Consolidation, the Company is required to consolidate KWE’s results in its consolidated financial statements.
Financial statements with respect to this transaction required pursuant to Rule 3-14 of Regulation S-X will be filed by the Company no later than 71 calendar days after the date of this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated February 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kennedy Wilson Europe Real Estate plc RNS release dated February 2, 2015.